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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
KAYNAR TECHNOLOGIES INC.
    Jurisdiction of Incorporation:             Delaware
KAYNAR TECHNOLOGIES LTD.
    Jurisdiction of Incorporation:             United Kingdom
K.T.I. FEMIPARI KFT
    Jurisdiction of Incorporation:             Hungary
KAYNAR TECHNOLOGIES INTERNATIONAL SALES CORP.
    Jurisdiction of Incorporation:             Barbados
RECOIL HOLDINGS, INC.
    Jurisdiction of Incorporation:             Delaware
RECOIL AUSTRALIA HOLDINGS, INC.
    Jurisdiction of Incorporation:             Delaware
RECOIL PTY
    Jurisdiction of Incorporation:             Victoria, Australia
RECOIL (EUROPE) LTD.
    Jurisdiction of Incorporation:             United Kingdom
RECOIL MARKETING BVBA
    Jurisdiction of Incorporation:             Belgium
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